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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement Nos. 333-33655 and 333-33655-01 of Block Financial Corporation and H&R Block, Inc. on Form S-3 of our reports dated June 17, 1997, except for the "Subsequent Events" note to the consolidated financial statements as to which the date is September 7, 1997 appearing in and incorporated by reference in Amendment Number 2 to the Annual Report on Form 10-K of H&R Block, Inc. for the year ended April 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                         /s/ Deloitte & Touche LLP

Kansas City, Missouri
September 30, 1997